PRICING SUPPLEMENT NO. 65                                         Rule 424(b)(3)
DATED:  February 23, 2000                                     File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)



                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 2/24/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 2/25/2002         CUSIP#: 073928NJ8

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:%

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate: N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s): *

[ ]  Treasury Rate                      Interest Reset Period: Monthly

[ ]  LIBOR Reuters                      Interest Payment Date(s): **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 6.10%             Interest Payment Period:  Monthly

Index Maturity: One Month

Spread (plus or minus): +0.22%

*   On the 25th of each month prior to the Maturity Date.

**  On the 25th of each month including the Maturity Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.